Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Iconix Brand Group, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated November 20, 2007, with respect to the consolidated financial statements of Official Pillowtex, LLC., appearing in the Company’s Current Report on Form 8-K/A for the event dated October 3, 2007.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

New York, New York
August 11, 2008